Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Vice President, Marketing

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp. Prices Private Placement of $75 Million of Subordinated Notes

CANFIELD, OHIO, November 12, 2021 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), today announced the pricing of its issuance and sale of $75 million aggregated principal amount of fixed-to-floating rate subordinated notes due 2031 (the “Notes”) in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended. The Notes bear a fixed rate of 3.125% for the first five years and will reset quarterly thereafter to the then current three-month SOFR rate plus 220 basis points. The offering is expected to close on November 17, 2021. The Company intends to use the net proceeds from the offering for general corporate purposes.

“We are extremely pleased with the interest that investors have shown in Farmers,” said Kevin J. Helmick, President and CEO of Farmers. “The debt provides us a great deal of flexibility with regard to both corporate and capital strategies as we move forward after the acquisition of Cortland Bancorp.”

Raymond James & Associates, Inc. served as the sole placement agent for the offering. Vorys, Sater, Seymour and Pease LLP served as legal counsel to the Company and Nelson Mullins Riley & Scarborough LLP served as legal counsel to the placement agent.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, the Notes and shall not constitute an offer, solicitation or in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with over $4.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 locations in Mahoning, Trumbull, Columbiana, Stark, Summit, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania; Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets and Farmers National Insurance, LLC. Total wealth management assets under care at September 30, 2021 were $3.0 billion.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s respective subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; the possibility that the anticipated benefits of the Company’s recently closed merger with Cortland Bancorp, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, or as a result of other factors; the COVID-19 pandemic on local, national and global economic conditions; higher default rates on loans made to the Company’s customers related to the COVID-19 pandemic and its impact on the Company’s customers’ operations and financial condition; unexpected changes in interest rates or disruptions in the mortgage markets related to COVID-19 or other responses to the health crisis; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the SEC’s website at www.sec.gov and on the Company’s website at https://www.farmersbankgroup.com under the “Investor Relations” section.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this release or made elsewhere from time to time by the Company or on the Company’s behalf. Forward-looking statements speak only as of the date made, and the Company assumes no duty and does not undertake to update forward-looking statements.